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                                                                     EXHIBIT 3.2



                                     BYLAWS
                                       OF
                          FREESHOP INTERNATIONAL, INC.



                                    ARTICLE I

                     Registered Office and Registered Agent

               1. The registered office of the Corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. A registered agent so appointed shall consent to appointment in writing and such consent shall be filed with the Secretary of State of the State of Washington.

               2. If a registered agent changes the street address of the agent's business office, the registered agent may change the street address of the registered office of the Corporation by notifying the Corporation in writing of the change and signing, either manually or in facsimile, and delivering to the Secretary of State for filing a statement of such change, as required by law.

               3. The Corporation may change its registered agent at any time upon the filing of an appropriate notice with the Secretary of State, with the written consent of the new registered agent either included in or attached to such notice.

                                   ARTICLE II

                             Shareholders' Meetings

               1. Meeting Place. All meetings of the shareholders shall be held, pursuant to proper notice as set forth in Article II Section 5 of these Bylaws, at the principal executive office of the Corporation, or at such other place as shall be determined from time to time by the Board of Directors.

               2. Annual Meeting Time. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date and at such hour as may be determined by resolution of the Board of Directors from time to time. In the absence of such determination, the annual meeting shall be held each year on the 15th day of March at the hour of 10:00 a.m. if not a Saturday, Sunday or legal holiday, and if a Saturday, Sunday or legal holiday, then on the next



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business day following, at the same hour.

               3. Annual Meeting - Order of Business. At the annual meeting of shareholders, the order of business shall be as follows:

                  (a)     Call to order.

                  (b)     Proof of notice of meeting (or filing of waiver).

                  (c)     Reading of minutes of last annual meeting.

                  (d)     Reports of officers.

                  (e)     Reports of committees.

                  (f)     Election of directors.

                  (g)     Other business.

               4. Special Meetings. Special meetings of the shareholders for any purpose may be called at any time by the President, the Board of Directors or the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting in accordance with RCW 23B.07.020. Special shareholders' meetings shall be held at the Corporation's principal executive office or at such other place as shall be identified in the notice of such meeting.

               5.     Notice.

                      (a) Except as provided in subsection (c) hereunder, notice of the date, time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, not less than ten (10) days, and not more than sixty (60) days, prior to the meeting to each shareholder of record entitled to vote at such meeting.

                      (b) Except as provided in subsection (c) hereunder, written or printed notice of each special meeting of shareholders shall be given not less than ten (10) days and not more than sixty (60) days prior to the meeting. Such notice shall state the date, time and place of such meeting, and the purpose or purposes for which the meeting is called, and shall be delivered personally, or mailed to each shareholder of record entitled to vote at such meeting.

                      (c) Notice of a shareholders' meeting at which the shareholders will be called to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business or the dissolution of the Corporation shall be given not less than twenty (20) days and not more than sixty (60) days before the meeting date.

               6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or at any adjournment thereof, or entitled to



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receive dividends or distributions, the Board of Directors shall fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

               7. Shareholders' List. After fixing a record date for a shareholders' meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders on the record date who are entitled to notice of a shareholders' meeting. Such list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list shall be kept on file at the registered office of the Corporation for a period beginning ten days prior to such meeting and shall be kept open at the time and place of such meeting for the inspection by any shareholder, or any shareholder's agent or attorney.



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               8. Quorum. Except as otherwise required by law, a quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the votes entitled to be cast on the matter by each voting group.

               9.     Voting.

                      (a) Except as otherwise provided in the Articles of Incorporation and subject to the provisions of the laws of the State of Washington, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

                      (b) If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one which by express provision of law, of the Articles of Incorporation or of these Bylaws a greater number of affirmative votes is required.

                      (c) Unless otherwise provided in the Articles of Incorporation, in any election of directors the candidates elected are those receiving the largest numbers of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares.

             10. Proxies. A shareholder may vote either in person or by appointing a proxy by signing an appointment form, either personally or by the shareholder's attorney-in-fact or agent. An appointment of a proxy is effective when received by the person authorized to tabulate votes for the Corporation. An appointment of a proxy is valid for eleven months unless a longer period is expressly provided in the appointment form.

             11. Action by Shareholders Without a Meeting. Any action required or which may be taken at a meeting of shareholders of the Corporation may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. Action taken in accordance with this section shall be effective when all written consents have been delivered to the Corporation, unless the consent specifies a later effective date.

             12. Waiver of Notice. A written waiver of any notice required to be given to any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be deemed the giving of such notice by the Corporation, provided that such waiver has been delivered to the Corporation for inclusion in the



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minutes or filing with the Corporation's records. A shareholder's attendance at a meeting waives any notice required, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.


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             13. Action of Shareholders by Communications Equipment.
Shareholders may participate in any meeting of shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE III

                                 Shares of Stock

               1. Issuance of Shares. No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the number of shares to be issued, the consideration to be received and a statement regarding the adequacy of the consideration. Shares may but need not be represented by certificates. Unless otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

               2. Certificated Shares. If shares are represented by certificates, certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed, either manually or in facsimile, by the President, or a Vice President, and the Secretary, and such certificate may bear the seal of the Corporation or a facsimile thereof. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue.

               At a minimum each certificate of stock shall state:

                (a) the name of the Corporation;

                (b) that the Corporation is organized under the laws of the State of Washington;

                (c) the name of the person to whom the certificate is issued;

                (d) the number and class of shares and the designation of the series, if any, the certificate represents;

                (e) if the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series,




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must be summarized either on the front or back of the certificate.
Alternatively, the certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information without charge on request in writing; and

                (f) the transfer restrictions on the shares, as provided in
Article III, Section 4 of these Bylaws.



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               In case of any mutilation, loss or destruction of any certificate of stock, another certificate may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as it might determine or establish such other procedures as it deems necessary or appropriate.

               3.     Uncertificated Shares.

                (a) Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of any of the Corporation's classes or series of shares without certificates. This authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

                (b) Within a reasonable time after the issuance of shares without certificates, the Corporation shall send the shareholder a complete written statement of the information required on certificates as provided in
Article III Section 2 of these Bylaws.

               4.     Transfers.

                (a) Transfers of stock shall be made only upon the stock transfer records of the Corporation, which records shall be kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and to record transfers of shares therein.

                (b) Shares of certificated stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of certificated stock shall be transferred on the records of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation or to its transfer agent or registrar.

                (c) Shares of uncertificated stock shall be transferred upon receipt by the Corporation of a written request for transfer signed by the shareholder. Within a reasonable time after the transfer of shares without certificates, the Corporation shall provide the new shareholder a complete written statement of the information required on certificates as provided in
Article III, Sections 2 and 4(d) of these Bylaws.

                (d) Shares of certificated or uncertificated stock may not be transferred except for "Permitted Transfers" prior to the time the Corporation becomes a reporting company



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under the Securities Exchange Act of 1934, as amended. Permitted Transfers are defined as transfers or assignments (i) to the Corporation or its affiliates;
(ii) to existing shareholders of the Corporation who were shareholders in Online Interactive, Inc. ("OLI") and received the Corporation's stock (the "Distribution Stock") in the stock distribution by OLI to OLI's shareholders;
(iii) by gift, bequest or the laws of descent or distribution; (iv) in connection with a transfer to an unaffiliated third party pursuant to a merger, consolidation, stock for stock exchange, tender offer or similar transaction;
(v) to a trust for the Corporation's employees established under a qualified employee benefit plan; (vi) by a trust to the trust's beneficiaries; (vii) in a transaction which would be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act if the transferor were the issuer of the Distribution Stock, provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act; or (viii) pursuant to an effective registration statement under the Securities Act. Transfers under clauses (ii), (iii) (vi) and (vii) are subject to the transferees agreeing to be bound by the same restrictions on transfer. These restrictions on transfer apply to all shares of the Corporation's stock including any shares issued as a result of any stock split, stock dividend or similar distribution made in respect of such shares. These restrictions will be noted conspicuously on the stock certificates of the Corporation as provided in Article II, Section 2 of these Bylaws and appropriate instructions will be noted on the stock transfer books of the Corporation.

               5.     Fractional Shares or Scrip.  The Corporation may:

                      (a) issue fractions of a share;

                      (b) arrange for the disposition of fractional interests by the shareholders;

                      (c) pay in money the value of fractions of a share; and

                      (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of enough scrip to equal a full share.

               6. Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

                                   ARTICLE IV

                               Board of Directors



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               1. Powers. The management of all the affairs, property and interests of the Corporation shall be vested in a Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws and by the Articles of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts as are not prohibited by statute or by the Articles of Incorporation or by these Bylaws or as directed or required to be exercised or done by the shareholders.

               2.     General Standards for Directors.

                      (a) A director shall discharge the duties of a director, including duties as a member of a committee:

                             (i) in good faith;

                             (ii) with the care an ordinary prudent person in a
like position would exercise under similar circumstances; and

                             (iii) in a manner the director reasonably believes
to be in the best interests of the Corporation.

               3. Number and Term. The Board of Directors shall consist of four
(4) persons. Directors shall be elected by the shareholders at each annual shareholders' meeting to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. Directors need not be shareholders or residents of the State of Washington.

               4. Change of Number. The number of directors may at any time be increased or decreased by resolution of either the shareholders or directors at any annual, special or regular meeting; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, except as provided in Sections 6 and 7 of this Article IV.

               5. Vacancies. All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors in office though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office until the next shareholders' meeting at which directors are elected and until his or her successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders and until his or her successor is elected and qualified.

               6. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation is effective when



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the notice is delivered unless the notice specifies a later effective date.

               7. Removal of Directors. At a special meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of such directors. A director or directors may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. The notice of such special meeting must state that the purpose, or one of the purposes, of the meeting is removal of the director or directors, as the case may be.

               8. Regular Meetings. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after adjournment of the annual meeting of shareholders.

               9. Special Meetings.

                      (a) Special meetings of the Board of Directors may be called at any time by the President or by any director, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors, stating the date, time and place thereof, shall be given at least one
(1) day prior to the date of the meeting, in accordance with the provisions set forth in Article VII of these Bylaws. Such notice need not specify the business to be transacted at, or the purpose of, the meeting.

                      (b) Special meetings of any committee of the Board of Directors may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

             10. Waiver of Notice. A director may waive any notice required by law, by the Articles of Incorporation or by these Bylaws before or after the time stated for the meeting, and such waiver shall be equivalent to the giving of such notice. Such waiver must be in writing, signed by the director entitled to such notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting shall constitute a waiver of any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.



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             11. Quorum. A majority of the full Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

             12. Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken is deemed to have assented to such action unless:

                      (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to the holding of, or transaction of business at, the meeting;

                      (b) the director's dissent or abstention from the action is entered in the minutes if the meeting; or

                      (c) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action taken.

             13. Action by Directors Without a Meeting.

                      (a) Any action required or permitted to be taken at a meeting of the Board of Directors, or of a committee thereof, may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents setting forth the action taken, signed by each of the directors, or by each of the members of the committee, as the case may be, either before or after the action taken, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records.



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                      (b) Action taken under this section is effective when the
last director signs the consent, unless the consent specifies a later effective date.

             14. Participation by Means of Communications Equipment. Any or all directors may participate in a regular or special meeting of the Board of Directors (or of a committee thereof) by, or may conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting.

             15. Committees.

                      (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may create one or more committees of directors. Each committee must have two or more members who serve at the pleasure of the Board of Directors. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that no committee shall have the authority to:

                             (i) authorize or approve a distribution except
according to a general formula or method prescribed by the Board of Directors;

                             (ii) approve or propose to shareholders action that
by law is required to be approved by shareholders;

                             (iii) fill vacancies on the Board of Directors or
any of its committees;

                             (iv) amend the Articles of Incorporation;

                             (v) adopt, amend or repeal these Bylaws;

                             (vi) approve a plan of merger not requiring
shareholder approval; or

                             (vii) authorize or approve the issuance or sale or
contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

                      (b) The creation of, delegation of authority to or action by a committee does not alone constitute compliance by a director with the standards of conduct required by the Washington Business Corporation Act and these Bylaws.



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             16. Remuneration. No stated salary shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or of a committee thereof; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V

                                    Officers

               1. Designations. The officers of the Corporation shall be a President, a Secretary and, at the discretion of the Board of Directors, one or more Vice-Presidents and a Treasurer. The Board of Directors shall appoint all officers. Any two or more offices may be held by the same individual.

               The Board of Directors, in its discretion, may elect a Chairman from among its members to serve as Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors and the shareholders, and who shall have such other powers as the Board may determine.

               2. Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until a successor shall have been appointed and qualified, or until such officer's earlier death, resignation or removal.

               3. Powers and Duties. If the Board appoints persons to fill the following positions, such officers shall have the power and duties set forth below:

                      (a) The President. The President of the Corporation shall be the Chief Executive Officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general control and management of the business affairs and policies of the Corporation. The President shall act as liaison from and as spokesman for the Board of Directors. The President shall participate in long-range planning for the Corporation and shall be available to the other officers of the Corporation for consultation. The President shall possess power to sign all certificates, contracts and other instruments of the Corporation. Unless a Chairman of the Board of Directors has been appointed and is present, the President shall preside at all meetings of the shareholders and of the Board of Directors. The President shall perform all such other duties as are incident to the office of President or are properly required by the Board of Directors.



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                      (b) Vice-Presidents. During the absence or disability of
the President, the Executive or Senior Vice-Presidents, if any, and the Vice-Presidents, if any, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned from time to time by the Board of Directors.

                      (c) The Secretary. The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite percentage of shareholders or number of directors, shall keep minutes of all meetings, shall have charge of the seal and the Corporation's books, and shall make such reports and perform such other duties as are incident to the office of Secretary, or are properly required of him or her by the Board of Directors.

                      (d) The Treasurer. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers or receipts for such disbursements, and shall render to the Board of Directors from time to time as may be required an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties incident to his or her office or that are properly required of him or her by the Board of Directors.

             4. Standards of Conduct for Officers.

                      (a) An officer with discretionary authority shall discharge such officer's duties under that authority:

                             (i) in good faith;

                             (ii) with the care an ordinary prudent person in a
like position would exercise under similar circumstances; and

                             (iii) in a manner the officer reasonably believes
to be in the best interests of the Corporation.

               5. Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may in its sole discretion select.

               6. Vacancies. Vacancies in any office arising from any cause may be filled



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by the Board of Directors at any regular or special meeting of the Board.

               7. Other Officers. The Board of Directors, or a duly appointed officer to whom such authority has been delegated by Board resolution, may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

               8. Resignation. An officer may resign at any time by delivering notice to the Corporation. Such notice shall be effective when delivered unless the notice specifies a later effective date. Any such resignation shall not affect the Corporation's contract rights, if any, with the officer.

               9. Removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

             10. Salaries and Contract Rights. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. The appointment of an officer shall not of itself create contract rights.

             11. Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                            Distributions and Finance

              1. Distributions. The Board of Directors may authorize and the Corporation may make distributions to its shareholders; provided that no distribution may be made if, after giving it effect, either:

                             (a) The Corporation would not be able to pay its
debts as they become due in the usual course of business; or

                             (b) The Corporation's total assets would be less
than the sum of its total liabilities plus the amount which would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.



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               The Board of Directors may authorize distributions to holders of record at the close of business on any business day prior to the date on which the distribution is made. If the Board of Directors does not fix a record date for determining shareholders entitled to a distribution, the record date shall be the date on which the Board of Directors authorizes the distribution.

               2. Measure of Effect of a Distribution. For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the Corporation under Article VI, Section 1 of these Bylaws, the effect of the distribution is measured:

                      (a) In the case of a distribution of indebtedness, the terms of which provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under this section, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made; or

                      (b) In the case of any other distribution:

                             (i) if the distribution is by purchase, redemption,
or other acquisition of the Corporation's shares, the effect of the distribution is measured as of the earlier of the date any money or other property is transferred or debt incurred by the Corporation, or the date the shareholder ceases to be a shareholder with respect to the acquired shares;

                             (ii) if the distribution is of an indebtedness
other than described in subsection 2(a) and (b)(i) of this section, the effect of the distribution is measured as of the date the indebtedness is distributed; and



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
                             (iii) in all other cases, the effect of the
distribution is measured as of the date the distribution is authorized if payment occurs within 120 days after the date of authorization, or the date the payment is made if it occurs more than 120 days after the date of authorization.

               3. Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                   ARTICLE VII

                                     Notices

               Except as may otherwise be required by law, any notice to any shareholder or director must be in writing and may be transmitted by: mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Written notice by the Corporation to its shareholders shall be deemed effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as set forth in the previous sentence, written notice shall be deemed effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed; (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and receipt is signed by or on behalf of the addressee; or (iv) if sent to a shareholder's address, telephone number, or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment.

                                  ARTICLE VIII

                                      Seal

               The Corporation may adopt a corporate seal which seal shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors.

                                   ARTICLE IX

                          Indemnification of Officers,
                         Directors, Employees and Agents

               1.     Definitions.  For purposes of this Article:

                      (a) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                      (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                      (c) "Expenses" include counsel fees.

                      (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

                      (e) "Official capacity" means: (i) When used with respect to a director, the office of director in the Corporation; and (ii) when used with respect to an individual other than a director, as contemplated in Section 6 of this Article IX, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                      (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                      (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

               2.     Right to Indemnification.

                      (a) The Corporation shall indemnify any person who was or is a party to any proceeding, whether or not brought by or in the right of the Corporation, by reason of the fact that such person is or was a director of the Corporation, against all reasonable expenses incurred by the director in connection with the proceeding.

                      (b) Except as provided in subsection (e) of this Section 2, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

                             (i) The individual acted in good faith; and

                             (ii) The individual reasonably believed:

                                    (A) In the case of conduct in the
individual's official capacity with the Corporation, that the individual's conduct was in the Corporation's best interests; and

                                    (B) In all other cases, that the
individual's conduct was at least not opposed to the Corporation's best interests; and

                             (iii) In the case of any criminal proceeding, the
individual had no reasonable cause to believe the individual's conduct was unlawful.

                      (c) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (b)(ii) of this Section 2.

                      (d) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section.

                      (e) The Corporation shall not indemnify a director under this Section 2:

                             (i) In connection with a proceeding by or in the
right of the Corporation in which the director was adjudged liable to the Corporation; or

                             (ii) In connection with any other proceeding
charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

                      (f) Indemnification under this Article IX, Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

               3.     Advance for Expenses.

                      (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding and in advance of any determination and authorization of indemnification pursuant to Section 5 of this
Article IX if:

                             (i) The director furnishes the Corporation a
written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 2 of this Article IX; and

                             (ii) The director furnishes the Corporation a
written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

                      (b) The undertaking required by subsection (a)(ii) of this
Section 3 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

               4. Court-ordered Indemnification. A director of the Corporation who is a party to a proceeding may apply for indemnification or advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification or advance of expenses if it determines:

                      (a) The director is entitled to mandatory indemnification pursuant to RCW 23B.08.520, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification;

                      (b) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 2 of this Article IX, or was adjudged liable as described in Section 2(e) of this Article IX, but if the director was adjudged so liable, the director's indemnification is limited to reasonable expenses incurred; or

                      (c) In the case of an advance of expenses, the director is entitled pursuant to the Articles of Incorporation, Bylaws, or any applicable resolution or contract, to payment or reimbursement of the director's reasonable expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

               5. Determination and Authorization of Indemnification.

                      (a) The Corporation shall not indemnify a director under this Article IX unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in
Section 2(b) of this Article IX.

                      (b) The determination shall be made:

                             (i) By the Board of Directors by majority vote of a
quorum consisting of directors not at the time parties to the proceeding;

                             (ii) If a quorum cannot be obtained under (i) of
this subsection, by majority vote of a committee duly designated by the Board of Directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

                             (iii) By special legal counsel:

                                    (A) Selected by the Board of Directors or
its committee in the manner prescribed in (i) or (ii) of this subsection; or

                                    (B) If a quorum of the Board of Directors
cannot be obtained under (i) of this subsection and a committee cannot be designated under (ii) of this subsection, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

                             (iv) By the shareholders, but shares owned by or
voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                      (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)
(iii) of this Section to select counsel.

               6. Indemnification of Officers

                      (a) An officer of the Corporation who is not a director shall be indemnified pursuant to RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under Section 4 of this Article IX, in each case to the same extent as a director; and

                      (b) The Corporation shall indemnify and advance expenses to an officer who is not a director to the same extent as to a director under this Article IX.

                      (c) The Corporation may also indemnify and advance expenses to an officer who is not a director to the extent, consistent with law, that may be provided by a general or specific action of its Board of Directors, or contract.

               7. Indemnification of Employees and Agents.

                      (a) The Corporation may indemnify employees and agents of the Corporation pursuant to RCW 23B.08.520, and may afford the right to such employees or agents to apply for court-ordered indemnification under Section 4 of this Article IX, in each case to the same extent as a director; and

                      (b) The Corporation may indemnify and advance expenses to an employee or agent of the Corporation who is not a director to the same extent as to a director under this Article IX.

                      (c) The Corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with law, that may be provided by a general or specific action of its Board of Directors, or contract.

               8. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article IX.

               9. Indemnification as a Witness. This Article IX does not limit a Corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

               10. Report to Shareholders. If the Corporation indemnifies or advances expenses to a director pursuant to this Article IX in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

               11. Shareholder Authorized Indemnification.

                      (a) If authorized by a resolution adopted or ratified, before or after the event, by the shareholders of the Corporation, the Corporation shall have the power to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations contained in this Article IX (other than this Section 11); provided that no such indemnity shall indemnify any director from or on account of:

                             (i) Acts or omissions of the director finally
adjudged to be intentional misconduct or a knowing violation of law;

                             (ii) Conduct of the director finally adjudged to be
an unlawful distribution under RCW 23B.08.310; or

                             (iii) Any transaction with respect to which it was
finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

                      (b) Unless a resolution adopted or ratified by the shareholders of the Corporation provides otherwise, any determination as to any indemnity or advance of expenses under subsection (a) of this Section 11 shall be made in accordance with Section 5 of this Article IX.

               12. Validity of Indemnification. A provision addressing the Corporation's indemnification of or advance for expenses to directors that is contained in these Bylaws, a resolution of its shareholders or Board of Directors, or in a contract or otherwise, is valid only if and to the extent the provision is consistent with RCW 23B.08.500 through 23B.08.580.

               13. Interpretation. The provisions contained in this Article IX shall be interpreted and applied to provide indemnification to directors, officers, employees and agents of the Corporation to the fullest extent allowed by applicable law, as such law may be amended, interpreted and applied from time to time.

               14. Savings Clause. If this Article IX or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director as to reasonable expenses and liabilities with respect to any proceeding, whether or not brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated, or by any other applicable law.

               15. Nonexclusivity of Rights. The right to indemnification under this Article IX for directors, officers, employees and agents shall not be exclusive of any other right which any person may have, or hereafter acquire, under any statute, provision of the Articles of Incorporation, Bylaws, other agreement, vote of shareholders or disinterested directors, insurance policy, principles of common law or equity, or otherwise.

                                    ARTICLE X

                                Books and Records

               The Corporation shall maintain appropriate accounting records and shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors. In addition, the Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders in alphabetical order by class of shares showing the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

               The Corporation shall keep a copy of the following records at its principal office:

               1. The Articles of Incorporation and all amendments thereto currently in effect;

               2. The Bylaws and all amendments thereto currently in effect;

               3. The minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years;

               4. Its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

               5. All written communications to shareholders generally within the past three years;

               6. A list of the names and business addresses of its current directors and officers; and

               7. Its most recent annual report delivered to the Secretary of State of Washington.

                                   ARTICLE XI

                                   Amendments

               1. By Shareholders. These Bylaws may be amended or repealed by the shareholders in the manner set forth in Article II, Section 9 of these Bylaws at any regular or special meeting of the shareholders.

               2. By Directors. The Board of Directors shall have power to amend or repeal the Bylaws of, or adopt new bylaws for, the Corporation. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be subsequently changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders' meeting.

               3. Emergency Bylaws. The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States, any state of emergency declared by the federal government or any subdivision thereof, or any other catastrophic event.

               Adopted by resolution of the Corporation's Board of Directors on _________, 1997.



                                       -----------------------------------
                                       Secretary